UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________________
SCHEDULE 14A
(RULE 14a-101)
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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CRAY INC.

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This Schedule 14A contains the following documents relating to the proposed acquisition of Cray Inc., a Washington corporation (the “Company”), by Hewlett Packard Enterprise Company, a Delaware corporation (“HPE”), pursuant to the Agreement and Plan of Merger, dated May 16, 2019, by and among HPE, Canopy Merger Sub, Inc. and the Company:

1.	Blog Post by Peter Ungaro, President and Chief Executive Officer of the Company.

2.	Letter to employees of the Company (“Employees”) from Peter Ungaro, President and Chief Executive Officer of the Company.

3.	FAQ for Employees.

1. Blog Post by Peter Ungaro, President and Chief Executive Officer of the Company.

Cray Inc. Signs Agreement to Be Acquired by Hewlett Packard Enterprise, to accelerate the global adoption of Cray’s supercomputer technology in the Exascale era.
By Peter Ungaro
President & CEO, Cray
Today marks a significant milestone in our Company’s history, as we have signed a definitive agreement to be acquired by Hewlett Packard Enterprise (HPE).
Since the founding of Cray Research in 1972 by the legendary Seymour Cray, we have focused on building some of the fastest supercomputers on the planet so that leading visionaries can keep asking questions that challenge the limits of possibility. From the first Cray-1 in 1976, to the Cray T3E in 1996, to the Cray XC series currently deployed at over 100 organizations around the world, Cray has been a leader in the supercomputing industry for over four decades. Today, Cray supercomputers power over 80% of the world’s global weather centers, perform vital upstream exploration in the energy industry, design, test and perform safety analysis on cars (from a Formula 1 race car to your family sedan) and help research centers around the world achieve breakthroughs that change our world. We partner with our customers to help them achieve their mission and business goals -- and I want to thank them for this deep partnership over the years.
Today we find ourselves at the threshold of a new era in the industry - the Exascale era. The promise of Exascale is more than a single gigantic supercomputer or a performance milestone. It is the ability to take advantage of the explosion of disparate data with increasingly complex modeling, simulation, analytics and artificial intelligence to drive new discovery, innovation and insights. This combination of data and compute-intensive workloads operating at extreme scale, and often in real-time, exceeds the capabilities of today’s datacenter infrastructure. Exascale computing systems and technologies will allow scientists and engineers to overcome these barriers and produce the world’s next breakthroughs.
We saw signs of the coming changes and began developing our Shasta supercomputer and Slingshot interconnect several years ago. Our Shasta supercomputing architecture is an entirely new design, built from the ground up to address the needs of the Exascale era. It enables a diversity of processor technologies, supports converged, heterogeneous workloads, eliminates the distinction between supercomputers and clusters, and fuses the performance and scale of a supercomputer with the productivity of the cloud. Slingshot is different than any interconnect we, or anyone else, has ever built. In addition to high speed and low latency, Slingshot incorporates intelligent features that enable diverse workloads to run simultaneously across the system. It includes novel adaptive routing, quality-of-service and congestion management capabilities while providing full Ethernet compatibility. Shasta and Slingshot are the basis of three recent seminal wins at the U.S. Department of Energy, powering a pre-Exascale supercomputer as well as the first two Exascale systems in the United States. Shasta hasn’t even started shipping yet and is quickly approaching $1B in new wins!
While these recent wins validate our belief in our next generation products as well as the wide range of opportunities they will open for us, we continue to face the challenge of scale. At our core, Cray is an engineering company and we have always aspired to be an innovation leader and to see our unique technologies deployed in organizations around the world. We continually walk the delicate balance between investing in our future, providing exemplary service to our customers, rewarding our employees and increasing shareholder value. After weighing all the relevant factors, our Board concluded that this acquisition makes sense for all of our stakeholders - shareholders, customers and employees.
From our discussions with HPE’s leadership, it has become clear that HPE is a great partner. We believe that the combination of Cray and HPE creates an industry leader in the fast-growing High-Performance Computing and AI markets and creates a number of opportunities that neither company would likely be able to capture on their own.

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Shasta, Slingshot and ClusterStor. We are excited about integrating the Shasta system architecture, software, programming environment, Slingshot and ClusterStor technologies across HPE’s broad product portfolio and advanced research programs.

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Global distribution reach. With HPE’s massive scale and global distribution, we see an opportunity to increase our customer base by an order of magnitude within a few years. With HPE’s cross-industry enterprise relationships, we anticipate rapid adoption of Cray technology into a much broader HPC and AI customer base.

•	Continued innovation. We have an exciting roadmap with more possibilities than we can reasonably fund. Our market opportunities are expanding with Shasta and Slingshot. The ability to invest in that roadmap will be significantly bolstered by HPE’s scale and financial strength, as well as their product breadth and exciting technologies.

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Continued commitment to customer service. Our reputation for unparalleled customer service has been key to our success, and the combined company will continue to be committed to the support experience that is at the center of our customers’ success.

I would personally like to thank our loyal customers, partners, shareholders and, of course, the roughly 1,300 Crayons around the world. As we look ahead, we are confident that by combining our two companies we will create a better future for our customers, employees and all of our stakeholders.
Additional Information and Where to Find It
In connection with the proposed transaction, Cray will file relevant materials with the SEC, including a preliminary and definitive proxy statement. Promptly after filing the definitive proxy statement, Cray will mail the definitive proxy statement and a proxy card to Cray shareholders of the Company. CRAY SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Cray shareholders will be able to obtain a free copy of these documents, when they become available, at the website maintained by the SEC at www.sec.gov or free of charge at https://www.cray.com/company/investors.
Participants in the Solicitation
Additionally, Cray will file other relevant materials in connection with the proposed acquisition of Cray by HPE pursuant to the terms of the agreement and plan of merger. Cray and its directors, executive officers and other members of its management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Cray shareholders in connection with the proposed transaction. Cray shareholders may obtain more detailed information regarding the names, affiliations and interests of certain of Cray’s executive officers and directors in the solicitation by reading Cray’s most recent Annual Report on Form 10-K, which was filed with the SEC on February 12, 2019 and the proxy statement for Cray’s 2019 annual meeting of shareholders, which was filed with the SEC on April 18, 2019. To the extent holdings of securities by Cray’s directors or executive officers have changed since the amounts disclosed in each company’s respective proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Cray’s Investor Relations website at https://www.cray.com/company/investors. Information concerning the interests of Cray’s participants in the solicitation, which may, in some cases, be different than those of Cray shareholders generally, will be set forth in the definitive proxy statement relating to the proposed transaction when it becomes available.
Forward-Looking Statements
All statements included or incorporated by reference in this communication, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on Cray’s beliefs and assumptions and on information currently available to Cray. In some cases, you can identify forward-looking statements by terms such as words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “goals,” “likely,” “might,” “project,” “target,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” and similar expressions intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, and examples of forward-looking statements include, without limitation, any statements regarding the expected benefits and costs of the proposed transactions contemplated by the definitive agreement relating to the acquisition of Cray by HPE; the ability of HPE, Merger Sub and Cray to complete the proposed transaction considering the various conditions to the proposed transaction, some of which are outside the parties’ control, including those conditions related to regulatory approvals; the belief that the proposed transaction will drive continuous innovation and enable Cray’s customers to harness the power of supercomputing; the belief that Exascale computing and technologies will allow scientists and engineers to achieve their mission and business goals and produce the world’s next breakthroughs; the belief that Cray’s next generation products will provide customers with unique technology to address their needs; the belief that the combination of Cray and HPE creates an industry leader in High

Performance Computing and AI markets and creates opportunities that neither company could capture on its own; the potential integration of Cray’s Shasta, Slingshot and ClusterStor technologies across HPE’s portfolio; the belief that Cray will have the opportunity to increase its customer base by an order of magnitude within a few years; the anticipated rapid adoption of Cray technology into the HPC and AI customer base; the possibilities in Cray’s roadmap; the expectation that the market opportunity will expand with Shasta and Slingshot; the belief that Cray will be able to invest in the roadmap with HPE; that the combined company will continue to be committed to support the customer experience; the belief that the combined companies will create a better future for Cray’s customers, employees and all of Cray’s stakeholders; and any statements of belief and any statement of assumptions underlying any of the foregoing. Actual results or events could differ materially from those anticipated in these forward-looking statements for many reasons, including, among others, the following: the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the approval of the merger agreement by Cray shareholders and the receipt of certain governmental and regulatory approvals; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effect of the announcement or pendency of the proposed transaction on Cray’s business relationships, operating results and business generally; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; integration of the acquisition post-closing may not occur as anticipated, and the combined companies’ ability to achieve the growth prospects and synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the combined companies’ existing businesses may incur; attempts to retain key personnel and customers and gain new customers may not succeed; that the anticipated integration of HPE and Cray products, systems and technology may not occur as anticipated or be delayed; risks related to diverting management’s attention from Cray’s ongoing business operations; the outcome of any legal proceedings that may be instituted against Cray related to the merger agreement or the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; there may be negative changes in general economic conditions; and the other risks described in the “Risk Factors” section of Cray’s Annual Report on Form 10-K for the year ended December 31, 2018 and filed with the SEC on February 12, 2018 and Cray’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019 filed with the SEC on May 7, 2019, and other sections of such reports and Cray’s other filings with the SEC. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this communication. You should read this communication completely and with the understanding that actual future results and events may be materially different from what we expect. We assume no obligation to update these forward-looking statements, whether as a result of new information, future events, or otherwise.

2. Letter to Employees from Peter Ungaro, President and Chief Executive Officer of the Company.

Subject: Charting the Course of Cray's Future
By now, many of you may have seen the press release announcing that we have signed a merger agreement to be acquired by HPE. I want to take this time to share my perspective on why this outcome makes sense for us as a company and to answer any questions that you might have (at least the ones I can answer at this time, as much more will become known as we work through the integration plans and close the transaction).
I would be lying to you if I said that this was not an emotionally difficult decision - heck, I haven’t slept so well these past few weeks. We’ve built an incredible company and technology platform and we have turned Cray into the leader in the high-end of the supercomputing market. Our customers like us and appreciate how we support them. With Shasta/Slingshot and Kilimanjaro coming online over the next year, and a couple of Exascale wins in our back pocket, I couldn’t be more excited about our future. Maybe most important is that I wake up in the morning very excited to come to work each day and get after it with all of you. Together, we’ve built a really good thing.
As I think about the next few years, I see some great opportunities in front of us. The opportunity to expand our customer base with Shasta and Kilimanjaro; the opportunity to take our technologies to market in different ways; the opportunities that the massive growth in data and convergence of modeling, simulation, analytics and AI provide us… and the chance to win a few more monster Exascale systems around the world!
Could we execute on the above opportunities? Heck yes, we could. However, there are also risks that we need to weigh against the opportunities ahead of us.
Each of these opportunities also requires us to increase the pace of our investments and rethink our business model to adapt to the changes happening. With our current operating model, it’s challenging to make the investments we need to fully take advantage of these opportunities. At the same time, our size often inhibits us from getting the same prices on components that our competitors do. Additionally, we face the longer-term threat of the massive cloud vendors. Making the necessary investments while also delivering profitability over time is a challenge and a major risk for our business.
After weighing all the relevant factors, the Board concluded that this acquisition makes sense for all of our stakeholders - shareholders, customers and our employees.
HPE will be a great partner for us. In all our discussions with them, the senior leadership of HPE was very clear in describing this acquisition as an “expansion” strategy. The combination of Cray and HPE creates an industry leader in the HPC market, with many opportunities to leverage their breadth, scale, technologies and new paths to market to do things that neither one of us can do on our own. I’m confident in that.
I’m convinced that they share our vision for the next generation of computing and care a lot about Cray and our employees. They see value in the technologies we’ve built (and are building). In fact, they have decided to combine their HPC business into ours and are planning to keep the Cray brand alive in how we market our supercomputing products. They have also asked me to lead this new organization, to work with their team and make sure we preserve the best of both companies as we bring our two companies together.
There is a lot we don’t know yet and can’t answer, as those details will have to be figured out as we work through the integration plans. Until the transaction closes, which we expect will happen within six to nine months, we must remain two separate companies and work in the market independently. That said, we’ll have some teams working together on the integration plans so that once the transaction closes we can hit the ground running.
Financially, HPE’s offer represents a very attractive price. It is a 17.4% premium to our current price and approximately 27% premium to our trading over the last 30 days.
I think of this step not as the end, but as a transition from one chapter to another. This next chapter offers the promise of our technology being deployed by hundreds and even thousands of customers, of being seen as the leading HPC company in the market, one that is set to lead the next era of computing, and one in which our employees enjoy both a more stable environment, as well as one with more opportunities that a larger company provides.
We have set up a bunch of meetings for all of you to learn more and ask questions. I will be hosting four conference calls over the next few days, three today and one more Sunday night for our team in Asia-Pacific and Japan (and anyone else who wants to join us). I will also be at all of our major sites in the U.S. over the next week to host town hall meetings, starting today, and we will have other execs at some of the sites to do the same. At the bottom of this email is a list of all of them and hope you can join at least one.
I know that you all have a lot of questions, especially how all of this affects you. We have a FAQ and other information that addresses many of these questions that you will find on InsideCray. This includes information such as our plan to continue our annual merit review and increases and also our plan to pay out bonuses this year.
I’m very proud of what we’ve been able to achieve and excited of this next chapter for us. I look forward to speaking with you all later today and at the town hall meetings over the coming few days to talk through this in more detail, and to also discuss what to expect over the next several weeks.
Go Cray!
Pete
All Hands Calls (see my previous email for the call-in numbers):
Friday, May 17th:

•	5:30 AM PT / 6:30 AM MT / 7:30 AM CT

•	9:00 AM PT / 10:00 AM MT / 11:00 AM CT

•	2:30 PM PT / 3:30 PM MT / 4:30 PM CT
Sunday, May 19th:

•	8:00 PM PT / 9:00 PM MT / 10:00 PM CT
Town Hall Meetings:
Friday, May 17th:

•	Chippewa: 8:30 AM CT (Pete Ungaro)

•	Seattle: 11:00 AM PT (Mike Piraino / Brian Henry)

•	Austin: 1:00 PM CT (Tom Newell)

•	Longmont: 12:00 PM MT (Charlie Carroll)

•	San Jose: 11:00 AM PT (John Dinning)

•	MOA: 3:00 PM CT (Pete Ungaro)
Monday, May 20th:

•	Seattle: 12:00 PM PT (Pete Ungaro)
Wednesday, May 22nd:

•	San Jose: 10:00 AM PT (Pete Ungaro)
Thursday, May 23rd:

•	Austin: 9:00 AM CT (Pete Ungaro)

•	Longmont: 3:00 PM MT (Pete Ungaro)
Additional Information and Where to Find It
In connection with the proposed transaction, Cray will file relevant materials with the SEC, including a preliminary and definitive proxy statement. Promptly after filing the definitive proxy statement, Cray will mail the definitive proxy statement and a proxy card to Cray shareholders of the Company. CRAY SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Cray shareholders will be able to obtain a free copy of these documents, when they become available, at the website maintained by the SEC at www.sec.gov or free of charge at https://www.cray.com/company/investors.

Participants in the Solicitation
Additionally, Cray will file other relevant materials in connection with the proposed acquisition of Cray by HPE pursuant to the terms of the agreement and plan of merger. Cray and its directors, executive officers and other members of its management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Cray shareholders in connection with the proposed transaction. Cray shareholders may obtain more detailed information regarding the names, affiliations and interests of certain of Cay’s executive officers and directors in the solicitation by reading Cray’s most recent Annual Report on Form 10-K, which was filed with the SEC on February 12, 2019 and the proxy statement for Cray’s 2019 annual meeting of shareholders, which was filed with the SEC on April 18, 2019. To the extent holdings of securities by Cray’s directors or executive officers have changed since the amounts disclosed in each company’s respective proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Cray’s Investor Relations website at https://www.cray.com/company/investors. Information concerning the interests of Cray’s participants in the solicitation, which may, in some cases, be different than those of Cray shareholders generally, will be set forth in the definitive proxy statement relating to the proposed transaction when it becomes available.
Forward-Looking Statements
All statements included or incorporated by reference in this communication, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our beliefs and assumptions and on information currently available to Cray. In some cases, you can identify forward-looking statements by terms such as words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “goals,” “likely,” “might,” “project,” “target,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” and similar expressions intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, and examples of forward-looking statements include, without limitation, any statements regarding the expected benefits and costs of the proposed transactions contemplated by the definitive agreement relating to the acquisition of Cray by HPE; the ability of HPE, Merger Sub and Cray to complete the proposed transaction considering the various conditions to the proposed transaction, some of which are outside the parties’ control, including those conditions related to regulatory approvals; the belief that the proposed transaction will drive continuous innovation and enable Cray’s customers to harness the power of supercomputing; the expectation that the proposed business combination will provide Cray’s customers more supercomputing solutions to address their needs; the belief that the proposed transaction will enable Cray to accelerate its pace of innovation and service; any statements regarding the timing of development and release of Shasta/Slingshot and Kilimanjaro; the ability of Cray to compete and win contracts in the Exascale supercomputing market; the belief that Cray will be able to expand its customer base with Shasta and Kilimanjaro; the belief that the combination of Cray and HPE creates an industry leader in high performance computing and AI markets and creates opportunities that neither company could capture on its own; the belief that the transaction will close in six to nine months; the belief that Cray and HPE will continue to operate as separate, independent companies prior to the closing of the proposed transaction; the potential integration of Cray’s Shasta, Slingshot and Kilimanjaro technologies across HPE’s portfolio; the expectation that HPE will integrate its HPC team into Cray’s with Mr. Ungaro as the leader of the organization; the possibilities in Cray’s roadmap; the expectation that our employees will enjoy a more stable environment and enjoy more opportunities for career development following the transaction; that the combined company will continue to be committed to support the customer experience; the belief that the combined company will continue to be committed to maintaining and improving the Cray brand and reputation; the belief that the combined companies will create a better future for Cray’s customers, employees and all of Cray’s stakeholders; and any statements of belief and any statement of assumptions underlying any of the foregoing. Actual results or events could differ materially from those anticipated in these forward-looking statements for many reasons, including, among others, the following: the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the approval of the merger agreement by Cray shareholders and the receipt of certain governmental and regulatory approvals; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effect of the announcement or pendency of the proposed transaction on Cray’s business relationships, operating results and business generally; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; integration of the acquisition post-closing may not occur as anticipated, and the combined companies’ ability to achieve the growth prospects and synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the combined companies’ existing businesses may incur; attempts to retain key personnel and customers and gain new customers may not succeed; that the anticipated integration of HPE and Cray products, systems and technology may not occur as anticipated or be delayed; risks related to diverting management’s attention from Cray’s ongoing business operations; the outcome of any legal proceedings that may be instituted against Cray related to the merger agreement or the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; there may be negative changes in general economic conditions; and the other risks described in the “Risk Factors” section of Cray’s Annual Report on Form 10-K for the year ended December 31, 2018 and filed with the SEC on February 12, 2018 and Cray’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019 filed with the SEC on May 7, 2019, and other sections of such reports and Cray’s other filings with the SEC. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this communication. You should read this communication completely and with the understanding that actual future results and events may be materially different from what we expect. We assume no obligation to update these forward-looking statements, whether as a result of new information, future events, or otherwise.

3. FAQ for Employees.

General

1.	What was announced?

•	We announced that Cray has agreed to be acquired by Hewlett Packard Enterprise (HPE) in a transaction valued at approximately $1.3 billion, net of cash.

•
This is awesome news for Cray. With HPE, we’ll be better positioned to help customers extend the boundaries of what they can solve, discover and achieve. Together, we’ll continue to push the limits of what’s possible even more and better help visionaries solve some of the world’s most challenging problems.

•	We’re extremely excited about the opportunities ahead for a combined Cray and HPE.

2.	Why is HPE the right partner for Cray?

•	HPE is a well-known and respected leader in our industry - with more than 60,000 employees in 150 locations around the world - and importantly, shares Cray’s commitment to customer-centric innovation.

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Since Cray’s founding, we’ve made significant progress toward our vision of driving continuous innovation at the convergence of data and discovery, and our combination with HPE represents the next step.

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As part of a larger company, our innovation will be supported by a stronger balance sheet, we’ll serve new and complementary customers, and we’ll have the integrated platform, scale and resources to lead the Exascale era of high performance computing.

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The integration planning between HPE and Cray is just getting started now that the announcement has occurred. HPE will be able to share comprehensive employee-related information with Cray employees once the deal closes, which we expect to occur in the next six to nine months.

3.	What are the benefits of this combination?

•	As we’ve consistently told our customers and employees, our aspiration has always been to be an innovation leader, and see our technology deployed in organizations around the world.

•	We believe this transaction will enable us to achieve these objectives with a partner that shares our vision for the future.

•
By combining Cray’s leading-edge technology with HPE’s technology, deep product portfolio and wide reach, we will be able to provide customers of all sizes with integrated solutions and unique supercomputing technology to address the full spectrum of their data-intensive needs.

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Together with HPE, we believe we can further accelerate the pace of innovation that has been a hallmark of our value proposition and reach a broader number of customers, reinforcing the strengths that attracted our customers to us in the first place.

4.	What does this mean for Cray employees?

•	As we’ve consistently told our customers and employees, our aspiration has always been to be an innovation leader and see our technology deployed in organizations around the world.

•	This transaction will enable us to achieve these objectives with a partner that shares our vision for the future.

•
Over the long-term, we believe this transaction will create additional career and development opportunities for many Cray employees as part of a larger, global organization with significant resources and scale.

•	Importantly, HPE has decided to combine their HPC business into ours and are planning to keep the Cray brand alive in how we market our supercomputing products.

•	This combined organization will be part of HPE’s Hybrid IT business, which is the largest segment of the company and reports to Phil Davis who reports to Antonio Neri, the CEO.

•	HPE has also asked Pete to lead this new organization, to work with their team and make sure we preserve the best of both companies as we bring the two together.

•	Until the transaction closes, it’s business as usual for all of us, and Cray and HPE will continue to operate as separate, independent companies.

•	It is still early in the process, and many details have yet to be worked out. During the integration planning process,

we will work on how to bring our companies together and capitalize on the strengths and talent across each organization.

5.	Will Cray’s culture change?

•	Throughout this process, our executive leadership team has come to know the HPE team, and we are fully confident that they are the right partner for Cray both strategically and culturally.

•	We believe we have complementary cultures and shared values, and HPE is excited about our technology and the opportunity to apply it.

•	Importantly, HPE has decided to combine their HPC business into ours and are planning to keep the Cray brand alive in how we market our supercomputing products.

•	This combined organization will be part of HPE’s Hybrid IT business, which is the largest segment of the company and reports to Phil Davis who reports to Antonio Neri, the CEO.

•	HPE has also asked Pete to lead this new organization, to work with their team and make sure we preserve the best of both companies as we bring the two together.

•	Like us, HPE has a track record of innovation and plans to continue to invest in Cray’s products within HPE.

•	We expect that the best parts of Cray’s culture, which stem from the passion and talent of our people, should continue to thrive once we bring our two companies together.

6.	What happens next?

•	From here, we start the process to receive approval from our shareholders and regulatory authorities, and we expect to close in the next six to nine months.

•	Cray and HPE are forming dedicated integration planning teams that will work on how to bring our companies together and capitalize on the strengths and talent across each organization.

•	Until the transaction closes, it’s business as usual for all of us, and Cray and HPE will continue to operate as separate, independent companies.

•
We are committed to being as transparent as possible throughout this process, and will provide additional updates as appropriate as further decisions are made and milestones in the transaction process are reached.

7.	What will happen to the Cray name and brand?

•	HPE admires the strong brand we have built and that customers trust the Cray name.

•	In fact, HPE has decided to combine their HPC business into ours and are planning to keep the Cray brand alive in how we market our supercomputing products.

•	This combined organization will be part of HPE’s Hybrid IT business, which is the largest segment of the company and reports to Phil Davis who reports to Antonio Neri, the CEO.

8.	How will Cray fit into HPE? What will the new organizational structure look like?

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Cray will become part of HPE’s High Performance Compute business, which represents a significant part of HPE’s Hybrid IT business, the largest segment of the company. Once the transaction is complete, the specifics of how our company will fit into that business will be determined.

•	We are committed to keeping employees informed, and will provide additional details as decisions are made during the integration planning process.

9.	How will our products fit into HPE’s overall portfolio?

•	We believe that Cray’s and HPE’s product portfolios are highly complementary. HPE values Cray’s current product set and is excited about many aspects of our future product roadmap.

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By combining our leading-edge technology with HPE’s technology, deep product portfolio and wide reach, we will be able to provide customers of all sizes with integrated solutions and unique supercomputing technology to address the full spectrum of their data-intensive needs.

•	With that said, we are early in the process and many aspects have yet to be determined.

•	For now, we are continuing to innovate and invest in our product strategy to reinforce our leadership position in supercomputers and solutions for data storage and analytics.

•	We will communicate any expected changes to our product roadmap as decisions are made.

10.	Do you expect any changes to employee headcount as a result of this transaction?

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This transaction is about growth. HPE values the talent and expertise of our employees, and a key part of this transaction is enabling us to combine our employee bases to create the best team in the business.

•	Importantly, HPE has decided to combine their HPC business into ours and are planning to keep the Cray brand alive in how we market our supercomputing products.

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In any combination of two companies in the same industry, there will be some overlap that will be worked out as part of the integration planning process, and both Cray and HPE are committed to making the transition as smooth as possible.

11.	Will our offices remain in the same locations?

•	HPE has no immediate plans to make any changes to office locations. Real estate decisions will be made as part of the integration planning process. Any future changes would be communicated in advance.

12.	What will happen to my pay and benefits?

•	You will remain on the Cray benefits plans and your existing terms and conditions of employment will continue as usual until the transaction closes.

•
At the time of the deal close, which is expected to occur in the next six to nine months, nothing changes for employees. Employees will remain on Cray systems, benefits and other employee services as normal. This will change as of Employee Day One, no sooner than 60 days after deal close, at which point Cray employees will onboard to HPE’s systems, payroll, email, and other programs including benefits. All changes will be clearly communicated, well ahead of time.

•	We will be kicking off our annual merit increase planning process in due course.

13.	Will this change our 2019 corporate goals and what will be the impact to our 2019 bonus plan?

•	The 2019 corporate performance goals under our 2019 Employee Bonus Plan are not changing.

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If you are an employee at the earlier of November 1 or the time the transaction closes and participate in the 2019 Employee Bonus Plan, you may receive an early bonus payment. The award will be based on the level of achievement of our 2019 performance goals at that time (capped at 100% achievement for any early payment), pro-rated for the days between January 1, 2019 and the earlier of November 1 or the closing. In addition, after the end of the year, you will be eligible to receive the remainder of your bonus based on our achievement of the plan’s performance goals at the end of the year, and have the opportunity to exceed your target and see your bonus trued up as a result and paid in accordance with the bonus terms.

14.	What happens with currently open requisitions?

•	Currently open requisitions will generally remain open but, as always, we will look at these on a case by case basis.

15.	What will happen to my owned shares of Cray in the transaction?

•	If you own shares of Cray stock at the time the transaction closes, you will receive a cash payment equal to the number of Cray shares you own multiplied by $35.

•	Following the closing, Cray stockholders will receive a “letter of transmittal” from a paying agent, which Cray shareholders will need to complete and submit in order to receive payment.

16.	What will happen to my Cray restricted share awards (“RSAs”) in the transaction?

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We anticipate that all RSAs will become fully vested pursuant to their existing vesting schedule prior to the closing of the transaction, and such shares of Cray stock will be treated as described in the FAQ directly above.

17.	What will happen to my Cray restricted stock units (“RSUs”) in the transaction?

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If you hold vested and outstanding RSUs as of immediately prior to the closing of the transaction that have not yet been settled into shares of Cray stock, they will be cancelled upon the closing of the transaction and exchanged for a cash payment equal to $35 for each share subject to the vested RSU, less any applicable tax withholding and without interest. This cash payment for your vested RSUs will be paid shortly following the closing.

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If you hold unvested RSUs as of immediately prior to the closing of the transaction and you remain in employment at closing, they will be assumed by HPE and converted into RSUs with respect to HPE common stock, with the same vesting schedule and other terms and conditions of your Cray RSUs, except that the number of RSUs will be adjusted by an “exchange ratio” that is intended to preserve substantially the same economic value of your unvested

Cray RSUs at the closing.

18.	What will happen to my Cray stock options in the transaction?

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If you hold vested options as of immediately prior to the closing of the transaction, they will be exchanged for a cash payment equal to the difference between $35 over the exercise price of the option, multiplied by the number of vested shares subject to the option, less any applicable tax withholding and without interest. This cash payment for your vested options will be paid shortly following the closing.

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If you hold unvested options as of immediately prior to the closing of the transaction and you remain in employment at closing, they will be assumed by HPE and converted into options to purchase HPE common stock, with the same vesting schedule, expiration date, and other terms and conditions as your Cray stock options. The number of HPE shares subject to such options, and the exercise price of those options, will be determined by an “exchange ratio” that is intended to preserve substantially the same economic value of your Cray options at the closing.

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If you hold vested or unvested options as of immediately prior to the closing of the transaction with an exercise price equal to or more than $35, such options will be terminated at closing without any cash payment and will not be assumed by HPE.

19.	Am I able to exercise my stock options and sell my Cray shares prior to the transaction closing?

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Until the transaction closes, you are permitted to exercise stock options (to the extent they are or become vested and exercisable) and - subject to our standard Insider Trading Policy and quarterly or special blackout periods - you are permitted to sell Cray shares. Cray may impose a special blackout period a few days before the transaction closes in order to better administer the closing of the transaction.

20.	Will my years of service transfer over to HPE?

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Yes, you will be given credit for your years of service for purposes of vacation eligibility and service recognition awards subject to the terms of the plans. Details may vary subject to applicable non-U.S. laws.

21.	What should I do if I have additional questions about this announcement?

•	For additional information, please refer to the press release on our website.

•	We are committed to being as transparent as possible throughout this process, and will provide additional information as appropriate as decisions are made.

•	If you have further questions, please feel free to send them to cray-hpe-questions@cray.com, a designated account we’ve created for questions relating to the transaction.

22.	What should I do if someone outside the company contacts me about the deal?

•	We have provided materials to assist external facing employees with their conversations with customers, partners and other stakeholders regarding this transaction.

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If you receive any inquiries from the media, please direct them to Diana Brodskiy at cray@bhavacom.com or 415-306-6199. Any inquiries from investors or financial analysts should be directed to Paul Hiemstra at 206-701-2044.

Additional Information and Where to Find It
NOTE TO EMPLOYEES: The above questions and answers are intended to answer questions we anticipate are top of mind for you. We will provide additional information as we progress through the integration. Please note that the general answers we provide here may not apply equally in all regions. Where required, we will inform and consult with Works Councils and Employee Representatives as appropriate and in accordance with local labor laws.
In connection with the proposed transaction, Cray will file relevant materials with the SEC, including a preliminary and definitive proxy statement. Promptly after filing the definitive proxy statement, Cray will mail the definitive proxy statement and a proxy card to Cray shareholders of the Company. CRAY SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Cray shareholders will be able to obtain a free copy of these documents, when they become available, at the website maintained by the SEC at www.sec.gov or free of charge at https://www.cray.com/company/investors.

Participants in the Solicitation
Additionally, Cray will file other relevant materials in connection with the proposed acquisition of Cray by HPE pursuant to the terms of the agreement and plan of merger. Cray and its directors, executive officers and other members of its management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Cray shareholders in connection with the proposed transaction. Cray shareholders may obtain more detailed information regarding the names, affiliations and interests of certain of Cray’s executive officers and directors in the solicitation by reading Cray’s most recent Annual Report on Form 10-K, which was filed with the SEC on February 12, 2019 and the proxy statement for Cray’s 2019 annual meeting of shareholders, which was filed with the SEC on April 18, 2019. To the extent holdings of securities by Cray’s directors or executive officers have changed since the amounts disclosed in each company’s respective proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Cray’s Investor Relations website at https://www.cray.com/company/investors. Information concerning the interests of Cray’s participants in the solicitation, which may, in some cases, be different than those of Cray shareholders generally, will be set forth in the definitive proxy statement relating to the proposed transaction when it becomes available.
Forward-Looking Statements
All statements included or incorporated by reference in this communication, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our beliefs and assumptions and on information currently available to Cray. In some cases, you can identify forward-looking statements by terms such as words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “goals,” “likely,” “might,” “project,” “target,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” and similar expressions intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, and examples of forward-looking statements include, without limitation, any statements regarding the expected benefits and costs of the proposed transactions contemplated by the definitive agreement relating to the acquisition of Cray by HPE; the ability of HPE, Merger Sub and Cray to complete the proposed transaction considering the various conditions to the proposed transaction, some of which are outside the parties’ control, including those conditions related to regulatory approvals; the belief that the proposed transaction will drive continuous innovation and enable Cray’s customers to harness the power of supercomputing; the expectation that the proposed business combination will provide Cray’s customers more supercomputing solutions to address their needs; the belief that the proposed transaction will enable Cray to accelerate its pace of innovation and service; the belief that the combination of Cray and HPE creates an industry leader in High Performance Computing and AI markets and creates opportunities that neither company could capture on its own; the belief that the transaction will close in six to nine months; the belief that Cray and HPE will continue to operate as separate, independent companies prior to the closing of the proposed transaction; the potential integration of Cray’s products and technologies across HPE’s portfolio; the expectation that HPE will integrate its HPC team into Cray’s with Mr. Ungaro as the leader of the organization; the possibilities in Cray’s roadmap; the expectation that our employees will enjoy a more stable environment and enjoy more opportunities for career development following the transaction; the belief that the combined company will continue to be committed to support the customer experience; the belief that the combined company will continue to be committed to maintaining and improving the Cray brand and reputation; the belief that the combined company will continue to maintain Cray’s existing corporate culture; any statements regarding potential changes to employee headcount as a result of the transaction; any statements regarding future pay, benefits, bonuses and terms of compensation in connection with the proposed transaction; any statements regarding the treatment of shares, restricted share awards, restricted stock units and stock options in connection with the proposed transaction; the belief that the combined company create a better future for Cray’s customers, employees and all of Cray’s stakeholders; and any statements of belief and any statement of assumptions underlying any of the foregoing. Actual results or events could differ materially from those anticipated in these forward-looking statements for many reasons, including, among others, the following: the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the approval of the merger agreement by Cray shareholders and the receipt of certain governmental and regulatory approvals; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effect of the announcement or pendency of the proposed transaction on Cray’s business relationships, operating results and business generally; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; integration of the acquisition post-closing may not occur as anticipated, and the combined companies’ ability to achieve the growth prospects and synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the combined companies’ existing businesses may incur; attempts to retain key personnel and customers and gain new customers may not succeed; that the anticipated integration of HPE and Cray products, systems and technology may not occur as anticipated or be delayed; risks related to diverting management’s attention from Cray’s ongoing business operations; the outcome of any legal proceedings that may be instituted against Cray related to the merger agreement or the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; there may be negative changes in general economic conditions; and the other risks described in the “Risk Factors” section of Cray’s Annual Report on Form 10-K for the year ended December 31, 2018 and filed with the SEC on February 12, 2018 and Cray’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019 filed with the SEC on May 7, 2019, and other sections of such reports and Cray’s other filings with the SEC. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this communication. You should read this communication completely and with the understanding that actual future results and events may be materially different from what we expect. We assume no obligation to update these forward-looking statements, whether as a result of new information, future events, or otherwise.